UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2016

SOUTHERN CONCEPTS RESTAURANT GROUP, INC.
 (Name of registrant as specified in its charter)

Colorado	000-52853	80-0182193
State of Incorporation	Commission File Number	IRS Employer Identification No.

2 N. Cascade Ave, Suite 1400
Colorado Springs, CO 80903
(Address of principal executive offices)

719-265-5821
Telephone number, including
Area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers

On August 3, 2016, the Board of Directors of Southern Concepts Restaurant Group, Inc. (the “Company”) appointed Mr. James Fenlason to serve as the Chief Executive Officer and Chief Financial Officer of the Company.  In addition, Mr. Fenlason will continue to serve on the Company’s Board of Directors and will hold the position of Chairman. The biography of Mr. Fenlason is set forth below.

On August 3, 2016, Mr. Mitchell Roth submitted his resignation as Chief Executive Officer and Co-Chairman of the Board of Directors to be effective immediately. Mr. Mitchell Roth will continue to hold a position as Director on the Board. Mr. Mitchell Roth informed the Company that he resigned for personal reasons and to pursue other business opportunities, and not as a result of any disagreement with the Company’s policies or practices.
On August 3, 2016, Ms. Heather Atkinson submitted her resignation as Chief Financial Officer and a Director on the Board to be effective immediately.  Ms. Atkinson will continue in a transitional capacity as a non-officer with the Company. Ms. Atkinson informed the Company that she resigned for personal reasons and to pursue other business opportunities, and not as a result of any disagreement with the Company’s policies or practices.
James J. Fenlason, age 56, was appointed as a member of the Board of Directors of the Company on June 1, 2014. Mr. Fenlason is a managing member of Magnum Shooting Center LLC and Magnum Investment Properties, LLC which operate a shooting range and retail operation in Colorado Springs, Colorado. Mr. Fenlason has served as a Member of the Board of Directors of Rocky Mountain Bank and Trust, a privately owned Colorado bank, and held that position from June 2013 through June 2016. Furthermore, Mr. Fenlason is an active entrepreneur in the Colorado Springs region with involvement in several successful ventures including: Advantage Marketing, Inc., which he founded and has served as President since 1993; The Home Advantage, LLC which he founded and has served as President since 2005; Deerfield Mobile Home Community, LLC which he founded and has served as President since 2008; Bigg City Holdings, LLC where he has served as CEO since 2010. In addition to his business ventures, Mr. Fenlason served on the Board and was the Board Chairman of America’s Family, LLC a non-profit organization with financial programs and loans for the working poor and an annual Christmas event for 8,000 to 14,000 in Colorado Springs, Colorado. He currently serves on the advisory board of PastorServe in the Western United States.  Mr. Fenlason graduated from Liberty University in 1981 in Lynchburg, Virginia with a Bachelor of Science degree in Accounting. In connection with Mr. Fenlason’s appointment as CEO and CFO, the Company made a grant of stock options to him for 5,000,000 shares of common stock of the Company, with 1,000,000 options vesting immediately followed by 1,000,000 options vesting per year for the next four years.  These options have an exercise price of $0.05 per share and expire in five years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 5th day of August 5, 2016.

Southern Concepts Restaurant Group, Inc.

By:	/s/ James J. Fenlason
James J. Fenlason, CEO & CFO